UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 24, 2017

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WYNN LAS VEGAS, LLC
(Exact name of registrant as specified in its charter)

Nevada	333-100768	88-0494875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices of each registrant)		(Zip Code)
(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Wynn America, LLC (“Wynn America”), an indirect wholly owned subsidiary of Wynn Resorts, Limited, and certain subsidiaries of Wynn America are parties to a Credit Agreement, dated as of November 20, 2014 (as amended, the “Credit Agreement”). The Credit Agreement is comprised of (i) a $375 million senior secured revolving credit facility (“Revolving Loan”), (ii) an $875 million fully funded senior secured term loan facility (“Term Loan I”), and (iii) a $125 million fully funded senior secured term loan facility (“Term Loan II”). Borrowings under the Credit Agreement are used to fund the development, construction and pre-opening expenses of Wynn Boston Harbor and for general corporate purposes.

On April 24, 2017, Wynn America, certain subsidiaries of Wynn America, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and certain of the lenders thereunder entered into the Fifth Amendment to the Credit Agreement (the “Fifth Amendment”) that, among other things, extended the maturity dates of portions of the credit facilities in order to improve operational flexibility during the construction of Wynn Boston Harbor, which is expected to open mid-2019.

Pursuant to the Fifth Amendment, (i) the maturity date with respect to $333.0 million in aggregate principal amount of the Revolving Loan was extended from November 20, 2019 to December 31, 2021; (ii) the maturity date with respect to $805.4 million in aggregate principal amount of Term Loan I was extended from November 20, 2020 to December 31, 2021, with repayment in quarterly installments of $20.1 million commencing on March 31, 2020 and a final installment of $664.5 million on December 31, 2021; and (iii) the maturity date with respect to $125 million in aggregate principal amount of Term Loan II was extended from November 20, 2020 to December 31, 2021, with no required scheduled repayments until maturity on December 31, 2021.

Wynn America paid customary fees and expenses in connection with the Fifth Amendment. Some of the lenders, agents and arrangers under the Credit Agreement and their respective affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services to Wynn Resorts, Limited and its affiliates in the ordinary course of business, for which they have received and will receive customary compensation.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which will be filed as an exhibit to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Item 2.02	Results of Operations and Financial Condition.

On April 25, 2017, Wynn Resorts, Limited issued a press release announcing its results of operations for the first quarter ended March 31, 2017. Financial information presented in the press release for the Las Vegas Operations of Wynn Resorts, Limited, including Adjusted Property EBITDA, consists of the financial results of Wynn Las Vegas, LLC and Wynn Retail, LLC. Financial information for Wynn Las Vegas, LLC will be set forth in the Form 10-Q that it files for the quarter ended March 31, 2017. The press release is furnished herewith as Exhibit 99.1. The information furnished under Items 2.02, 7.01 and 9.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The information set forth under Item 2.02 of this report is incorporated herein by reference.

Item 8.01	Other Events.

On April 25, 2017, the Company announced a cash dividend of $0.50 per share, payable on May 23, 2017 to stockholders of record as of May 11, 2017.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 25, 2017, of Wynn Resorts, Limited.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: April 25, 2017	By:	/s/ Craig S. Billings
Craig S. Billings
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN LAS VEGAS, LLC

Dated: April 25, 2017	By:	Wynn Las Vegas Holdings, LLC, its sole member

	By:	Wynn America, LLC, its sole member

	By:	Wynn Resorts Holdings, LLC, its sole member

	By:	Wynn Resorts, Limited, its sole member

	By:	/s/ Craig S. Billings
Craig S. Billings
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 25, 2017, of Wynn Resorts, Limited.